UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2017

PROPEL MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2010 Main Street, Suite 900, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 251-0640

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2017, the Board of Directors (the “Board”) of Propel Media, Inc. (the “Company”) approved a modification to the cash bonus program in which certain of the Company’s officers participate.

Under the cash bonus program, the Company planned to pay up to 5% of its quarterly EBITDA as bonuses to its executives, subject to certain conditions being met. To date, the Company has awarded bonuses covering 3.75% of its quarterly EBITDA. Effective as of January 1, 2017, the Board has determined to award the remaining 1.25% to the Company’s executives according to the following percentages: 30% to Marv Tseu, the Company’s Chief Executive Officer, 30% to David Shapiro, the Company’s Chief Operating Officer, 20% to Daniela Nabors, the Company’s Chief Revenue Officer, and 20% to certain other employees of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2017
PROPEL MEDIA, INC.

	By:	/s/ Marv Tseu
	Name:	Marv Tseu
	Title:	Chief Executive Officer

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